AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This is an AMENDED AND RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP") made as of the 2nd day of August, 2007, by and between Harris & Harris Group, Inc., a corporation organized under the laws of the State of New York (the "Company"), and Charles E. Harris (the "Executive"). The SERP was originally effective February 2, 2000 and was at that time called "Deferred Compensation Agreement", and is hereby amended and restated effective January 1, 2005, but actually on the date first shown above, for compliance with Internal Revenue Code (the "Code") Section 409A.

WHEREAS, the Company and the Executive are parties to an employment agreement;

WHEREAS, the employment agreement obligates the Company to maintain a supplemental executive retirement plan for the benefit of the Executive, and the Company and the Executive wish to enter into this Amended and Restated SERP to bring it into compliance with Code Section 409A.

NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties hereto agree as follows:

Section 1.             Deferred Compensation Account; Contributions to Trust.

(1)    The Company shall credit to a book reserve (the "Deferred Compensation Account commencing as of October 19, 1999 and for each month thereafter, an amount equal to 1/12th of the Executive's Base Salary (as defined in the employment agreement in effect from time to time between the Company and the Executive (the "Employment Agreement")) for such month; provided that the Executive is employed with the Company on the last business day of such month. The Deferred Compensation Account shall be debited with amounts representing all losses and distributions from the Trust (as hereinafter defined) and shall be credited with all earnings of and deposits to the Trust or amounts otherwise contributed to the Trust.

(2)    Any amounts represented by credits made to the Deferred Compensation Account in accordance with the first sentence of paragraph (a) above shall be contributed by the Company on the last business day of each month to the trust (the "Trust") established under the Trust Agreement substantially in the form of Exhibit A annexed hereto (the "Trust Agreement"). Amounts contributed to the Trust shall be invested and reinvested in accordance with the provisions of the Trust Agreement in such investments as are requested by the Executive and agreed to by the Company, which agreement shall not be unreasonably withheld. To the extent that the Company is required to withhold hospital insurance tax or other taxes in respect of credits to the Deferred Compensation Account representing earnings of the Trust prior to distribution of such earnings to the Executive pursuant to Section 2 below, as provided in Amendment No. 3 to this SERP made in December, 2005 (i) for taxes owed in 2005, such taxes shall be paid from the Trust, and (ii) for taxes owed in 2006 and later years, such taxes shall be paid from amounts otherwise payable by the Company to Executive that are not paid under this Agreement.

(3)    The Executive agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any debits or credits made to him under the Trust by reason of losses or earnings on investments made in accordance with the provisions of the Trust Agreement.

Section 2.             Benefit Payments.

(1)    In accordance with Amendment No. 3 made in 2005, the Executive was paid the sum of $125,000 of the Deferred Compensation Account in December, 2005 and the remainder of the Deferred Compensation Account was scheduled to be paid on December 31, 2008 regardless of whether the Executive has then separated from service. In accordance with Amendment No. 4, the Executive was permitted to make a new payment timing election in 2006 in accordance with Code Section 409A transition rules, and the Executive elected payment on January 6, 2009. The Executive may make a new payment timing election on or before December 31, 2007, provided that such election cannot be for payment to be made in 2007. If Executive does not make a new payment timing election by December 31, 2007, the balance of the Deferred Compensation Account will be paid to Executive on January 6, 2009. Notwithstanding the Executive's payment timing election, if the Executive dies before his entire Deferred Compensation Account has been paid to him, the remainder of the Deferred Compensation Account shall be paid on the 90th day after his date of death, and further provided that if the Executive separates from service with the Company the meaning of Code Section 409A within six months prior to the date after 2007 when payments are to be paid or begin to be paid, no payment shall not be made until six months and one day after separation from service, and then all payments that would have been made in that six month period shall be made.

(2)    The beneficiary referred to in paragraph (a) above may be designated or changed by the Executive (without the consent of any prior beneficiary) on a form provided by the Company and delivered to the Company before the Executive's death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Executive, the lump sum payment payable under paragraph (a) above shall be payable to the Executive's estate.

(3)    This SERP shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall perform the duties required, and shall have the powers necessary, to administer the Plan and carry out the provisions thereof. Specifically, the Committee shall have the power:

(a)    To determine any question arising in connection with the SERP, including factual matters, and its decision or action in respect thereof shall be final, conclusive and binding upon the Company and the Executive and any other individual interested herein; and

(b)    To engage the services of counsel or attorney (who may be counsel or attorney for the Company) and an actuary, if it deems necessary, and such other agents or assistants as it deems advisable for the proper administration of the SERP.

Subject to the provisions of this SERP, the Committee shall make all determinations as to the right of any individual to a benefit. Any denial by the Committee of the claim for benefits under the SERP shall be stated in writing by the Committee and delivered or mailed to the claimant. Such notice shall set forth the specific reasons for the denial, written to the best of the Committee’s ability in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall afford the claimant a reasonable opportunity for a review of the decision denying the claim.

Section 3.             Vesting.

The Executive's interest in the Deferred Compensation Account shall be 100% vested and non-forfeitable.

Section 4.             Unfunded Arrangement.

It is the intention of the parties hereto that the arrangement described in this SERP be unfunded for tax purposes and for purposes of Title 1 of the Employee Retirement Income Security Act of 1974, as amended. Nothing contained in this SERP or the Trust Agreement and no action taken pursuant to the provisions of this SERP or the Trust Agreement shall create or be construed to create a fiduciary relationship between the Company and the Executive, his designated beneficiary or any other person. Any funds that may be invested under the provisions of the Trust Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this SERP have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this SERP, such right shall be no greater than the right of any unsecured general creditor of the Company. This SERP constitutes a mere promise by the Company to make a benefit payment in the future.

Section 5.             Nonalienation of Benefits.

The right of the Executive or any other person to the payment of deferred compensation or other benefits under this SERP shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Executive or the Executive's beneficiary or estate.

Section 6.             No Right to Employment.

Nothing contained herein shall be construed as conferring upon the Executive the right to continue in the employ of the Company as an executive or in any other capacity.

Section 7.             Effect on Other Benefits

Any deferred compensation payable under this SERP shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the Benefit of its employees.

Section 8.             Binding Agreement.

This SERP shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Executive and his heirs, executors, administrators and legal representatives.

Section 9.             Governing Law

This SERP shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws principles, to the extent not preempted by federal law.

Section 10.           Validity.

The invalidity or unenforceability of any provision or provisions of this SERP shall not affect the validity or enforceability of any other provision of this SERP, which shall remain in full force and effect.

Section 11.           Counterparts.

This SERP may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 12.           Arbitration.

Any dispute or controversy arising under or in connection with this SERP shall be settled exclusively by arbitration in the City of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The expense of such arbitration shall be shared equally by the Company and by the Executive; provided that the arbitrator shall be entitled to include as part of the award to the prevailing party the reasonable legal fees and expenses incurred by such party in an amount not to exceed $25,000 in connection with enforcing its rights hereunder.

Section 13.           Amendment.

This SERP may be amended in whole or in part by a written instrument executed by both parties hereto.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated SERP to be executed by its duly authorized officers and the Executive has executed this Amended and Restated SERP as of the date first above written, but actually on the date(s)  stated below.

HARRIS & HARRIS GROUP, INC.

/s/ Douglas W. Jamison
Douglas W. Jamison, President

Date: August 2, 2007

THE EXECUTIVE

/s/ Charles E. Harris
Charles E. Harris

Date: August 2, 2007